Exhibit 99.1

Restoration Hardware, Inc. Reports Final 2002 Financial Results, Reaffirms Guidance for First Quarter

CORTE MADERA, Calif.—May 2, 2003—Restoration Hardware, Inc. (NASDAQ: RSTO) today reported final financial results for the fiscal year ended February 1, 2003 (fiscal 2002).  Net sales for fiscal 2002 were $400.3 million, a 9% increase versus net sales of $366.5 million in the prior year, ended February 2, 2002 (fiscal 2001).  The Company’s net loss available to common stockholders was $4.0 million ($0.13 per share) for fiscal 2002, versus a net loss of $35.4 million ($1.51 per share) in fiscal 2001.

The final net loss reported for fiscal 2002 increased by $0.4 million ($0.01 per share) versus the preliminary 2002 results reported on March 19, 2003.  This change related primarily to two accounting corrections that are reflected in the current fiscal year.  In addition to the effect on fiscal 2002, these accounting corrections decreased the net loss in fiscal 2001 by $0.5 million ($0.02 per share). The corrections are reflected in the Company’s Annual Report on Form 10-K for its fiscal year 2002, which reflects the final financial results for fiscal years 2001 and 2002, and the fiscal quarters within these years.

Guidance

The Company expects to meet or exceed its prior earnings guidance for the first quarter of fiscal 2003.  Both store and direct channel sales have exceeded plan in the first quarter, with comparable store sales expected to increase in the high single digits.

About Restoration Hardware, Inc.

As of May 2, 2003, the Company operated 105 retail stores in 31 states, the District of Columbia and Canada.

Restoration Hardware, Inc. is a specialty retailer of home furnishings, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve known and unknown risks.  Such forward-looking statements include, without limitation, statements reflective of financial guidance for the Company for the first quarter of fiscal 2003 and other statements containing words such as “believes,” “anticipates,” “estimates,” “plans”, “targets”, “expects,” “may,” “intends” and words of similar import or statements of management’s opinion.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to, changes in investor perceptions of the Company, fluctuations in comparable store sales, limitations resulting from restrictive covenants in the Company’s credit facility, changes in economic or business conditions in general, changes in political conditions in the United States and abroad in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company’s management information needs, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-K for fiscal 2002 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the captions “Liquidity and Capital Resources” and “Critical Accounting Policies,” in “Business” under the caption “Factors that May Affect our Future Operating Results” and in “Controls and Procedures.” Guidance offered by the Company represents a point-in-time estimate made by management of the Company.  The Company undertakes no obligation to update any guidance or any other forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Restoration Hardware, Inc.

Kevin W. Shahan

Vice President and Chief Financial Officer

(415) 924-1005

(415) 945-4679 Fax